Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

2Q2011 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, July 25, 2011 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report second quarter 2011 financial results following the close of the U.S. financial markets on Monday, August 8, 2011.

The Company will host a conference call at 5:00 p.m. ET on Monday, August 8, 2011. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (877) 718-5099 (U.S. and Canada) or (719) 325-4921 (international.) The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international). The access code for the replay is 6513654.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919–862–1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma) Information on our web site is not incorporated in our SEC filings.